Exhibit A

JOINT FILING AGREEMENT
PURSUANT TO RULE 13d-1(k)

EXHIBIT 99.1

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

DATED: November 13, 2026

TEN31 LLC

By:	/s/ Jonathan Kirkwood
Name:	Jonathan Kirkwood
Title:	Vice Managing Partner

jonathan kirkwood

By:	/s/ Jonathan Kirkwood
Name:	Jonathan Kirkwood
low time preference fund ii, llc
By:	/s/ Jonathan Kirkwood
Name:	Jonathan Kirkwood
Title:	Vice Managing Partner

LOW TIME PREFERENCE FUND II, LLC

By:	/s/ Jonathan Kirkwood
Name:	Jonathan Kirkwood
Title:	Vice Managing Partner

SATS CREDIT FUND LP
By: SATS Credit Fund GP LLC, its general partner
By:
Name:	Jonathan Kirkwood
Title:	Managing Member